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Exhibit 8(b)(5):   Amendment No. 4 to the Participation Agreement among
                   Federated Insurance Series, formerly Insurance Management Series, Federated Securities Corp. and United of Omaha Life Insurance Company.

                  AMENDMENT NUMBER 4 TO PARTICIPATION AGREEMENT

     This Amendment Number 4 (the "Amendment") to the Participation Agreement defined below is made and entered into as of the 23/rd/ day of October, 2003, by and among UNITED OF OMAHA LIFE INSURANCE COMPANY, a Nebraska life insurance company, (hereinafter the "Insurer"), on its own behalf and on behalf of each segregated asset account of the Insurer identified in the Participation Agreement (each such account hereinafter referred to as the "Separate Account"), FEDERATED INSURANCE SERIES, formerly Insurance Management Series, a Massachusetts business trust (the "Fund") and FEDERATED SECURITIES CORP., a Pennsylvania corporation, (the "Distributor").

                             PRELIMINARY STATEMENTS
                             ----------------------

1. The Insurer, the Fund and the Distributor have entered into a Participation Agreement dated as of May 25, 1995, as such agreement may be amended from time to time (the "Participation Agreement").

2.   The parties desire to amend Section 1.11 of the Participation Agreement.

                                    AGREEMENT
                                    ---------

In consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Distributor agree to amend the Participation Agreement as follows:

1. Section 1.11 of the Participation Agreement is deleted and replaced in its entirety with the following:

     "1.11. The Fund shall instruct its recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. The Fund shall report any material error in the calculation or reporting of net asset value per share to the Insurer promptly upon discovery, and shall adjust the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share."

2. Except as expressly provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

3. This Amendment may be amended only by written instrument executed by each party hereto.

4.   This Amendment shall be effective as of the date written above.

5. Any number of counterparts of this Amendment may be executed and each such executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

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INSURER:

UNITED OF OMAHA LIFE INSURANCE COMPANY
By its authorized officer


By:     /s/ Richard A. Witt
   -------------------------------------
Title:  Executive Vice President
      ----------------------------------
Date:
     -----------------------------------

FUND:

FEDERATED INSURANCE SERIES
By its authorized officer


By:     /s/ J. Christopher Donalee
   -------------------------------------
Title:  CEO
      ----------------------------------
Date:   October 23, 2003
     -----------------------------------

DISTRIBUTOR:

FEDERATED SECURITIES CORP.
By its authorized officer


By:     /s/ John Fisher
   -------------------------------------
Title:  Sr. VP.
      ----------------------------------
Date:   October 23, 2003
      ----------------------------------